UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) - March 23, 2017

IEC ELECTRONICS CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-34376	13-3458955
(Commission File Number)	(IRS Employer Identification No.)

105 Norton Street, Newark, New York 14513
(Address of principal executive offices)(Zip code )

(315) 331-7742
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

IEC Electronics Corp. (the “Company”) entered into agreements dated as of March 23, 2017 (the “Agreements”), with each of Jeffrey T. Schlarbaum, the Company’s President and Chief Executive Officer, Michael T. Williams, the Company’s Chief Financial Officer, and Jens Hauvn, the Company’s Senior Vice President, Operations. Pursuant to the Agreements, Messrs. Schlarbaum, Williams and Hauvn agreed to waive certain rights under each of their respective employment agreements with the Company dated as of March 20, 2015, September 14, 2015 and September 8, 2015, respectively (collectively, the “Employment Agreements”). Messrs. Schlarbaum, Williams and Hauvn each agreed to waive his eligibility for an annual performance bonus for the 2017 and 2018 fiscal years determined under the terms of the Company’s Management Incentive Plan or any successor arrangement thereto (“MIP”), to allow the Company to instead implement a MIP that considers performance over a two-year period rather than a single fiscal year basis. The annual award target over the two-year period for Messrs. Schlarbaum, Williams and Hauvn is set at 65 % of plan salary, 45% of plan salary, and 45% of plan salary, respectively. Plan salary for these purposes is defined as the actual combined fiscal year 2017 and fiscal year 2018 base salary earnings (gross) for a participating employee, excluding bonus payments, Company contributions to employee benefit plans, and other compensation not designated as base salary. Except as provided in the Agreements, the terms and conditions of the Employment Agreements are otherwise unchanged and remain in full force and effect.

The above summary of the Agreements are qualified in their entirety by reference to the full text of the Agreements, the form of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IEC Electronics Corp.
(Registrant)

Date:	March 23, 2017	By:	/s/ Michael T. Williams
Michael T. Williams
Chief Financial Officer